NOTE PURCHASE AGREEMENT

This Note Purchase Agreement (this “Agreement”) is made and entered as of _________________, 2013 by and between Staffing 360° Solutions, Inc., a publicly held Nevada company (OTCQB: STAF) (OTCBB: STAF) (“STAF” or the “Company”), and _____________________ (“Buyer”), with reference to the following facts:

A.     The Company is a fully reporting Over the Counter Bulletin Board and OTC Markets public company whose Common Stock is registered under Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”);

B.     The Company is offering for sale promissory notes in the aggregate principal amount of up to $1,000,000 to provide funds for expenses related to the acquisition of privately held staffing companies. The expenses include legal, accounting, due diligence and working capital (the “Offering”).

D.     On the terms and subject to the conditions of this Agreement, Buyer is willing to purchase a Note.

NOW THEREFORE, with reference to the foregoing facts, the Company and Buyer agree as follows:

1.	Agreement to Purchase and Sell Note; Closing.

1.1     The Company hereby agrees to issue and sell to Buyer, and Buyer hereby agrees to purchase from the Company, a Note in the principal amount of $___________ (the “Note,” and collectively with the other notes issued and sold in the Offering, the “Notes”). The purchase price for the Note is the principal amount of the Note. The Note shall be in the form of Exhibit A to this Agreement, completed with the date of issuance and principal amount.

1.2     Within two business days from the date hereof, Buyer shall wire transfer an amount equal to the purchase price for the Note to the Company. If the Buyer fails to make such wire transfer within such two-day period, in addition to any other rights and remedies the Company may have, it may terminate this Agreement. The wiring instructions are:

Staffing 360° Solutions, Inc.

Signature Bank, New York

Private Client Group

261 Madison Avenue

New York, NY 10016

A/C # 1501764821.

ABA: 026013576

SWIFT: SIGNUS33

1.3     The Closing shall take place on the date and time specified by the Company. At the Closing the Company shall issue the Note to Buyer.

2.	Definitions

For purposes of this Agreement, the following terms shall have the meanings set forth below:

“Payment Shares” shall mean the shares of the Common Stock of the Company delivered by the Company to Buyer to pay the Note, as provided in the Note.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Transfer” shall mean sell, assign, transfer, pledge, grant a security interest in, or otherwise dispose of, with or without consideration.

3.	Representations and Warranties of the Company

The Company represents and warrants to the Buyer that:

3.1     The Company is an SEC fully reporting public company on the Over the Counter Bulletin Board, validly existing and in good standing under the laws of Nevada and has all requisite power and authority to own, lease and operate its properties and assets and to carry on its business as now being conducted and as proposed to be conducted.

3.2     This Agreement has been duly executed and delivered by the Company and constitutes a valid and legally binding obligation of the Company enforceable against the Company in accordance with its terms, subject to the effect of bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws relating to or affecting creditors' rights generally, or the availability of equitable remedies.

3.3     Upon execution and delivery at the Closing, the Note will be duly executed and delivered by the Company and will constitute a valid and legally binding obligation of the Company enforceable against the Company in accordance with its terms, subject to the effect of bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws relating to or affecting creditors' rights generally, or the availability of equitable remedies.

3.4     The execution and delivery of this Agreement and the Note do not and will not conflict with, result in a breach of any provision of, or constitute a default (or an event which would constitute a default upon the giving of any required notice or upon a lapse of time) under the Company’s organizational documents or the provisions of any agreement, contract or administrative order, consent decree or other instrument to which the Company is a party.

3.5     There is no pending or, to the knowledge of the Company, threatened litigation to which the Company is a party and the Company is not subject to any judgment, order, writ, injunction, decree or regulatory directive or agreement.

3.6     The Company has no material debt and as of the Closing, except for the Notes, will have no material debt.

3.7     At the Closing, the Company will own the Shares, and the Shares will be free of any liens, claims and encumbrances except for the security interest in favor of the holders of the Notes and restrictions on transfer under applicable securities laws.

4.	Representations, Warranties and Agreements of Buyer

Buyer represents and warrants to, and agrees with, the Company as follows:

4.1     Buyer will acquire the Note and the Payment Shares for Buyer’s own account, for investment purposes only.

4.2     Buyer understands that an investment in the Note and the Payment Shares involves a high degree of risk, and Buyer represents that it has the financial ability to bear the economic risk of such investment, including a complete loss of such investment.

4.3     Buyer understands that as of the date of this document being drafted, the Company has no assets and will have no source of payment of the Notes other than the proceeds from the sale of the Notes.

4.4     Buyer is an “accredited investor” as that term is defined in Rule 501(a) under Regulation D promulgated pursuant to the Securities Act, and the statements and representations in the accredited investor certification attached as Exhibit B are true and correct;

4.5     Buyer understands that as of the date of this agreement, neither the Note nor the Payment Shares have been registered under the Securities Act or under any state securities laws. Any Payment Shares issued prior to such event of registration will require a restrictive legend within the meaning of Rule 144 under the Securities Act.

4.6     Buyer believes that he or she has received all the information Buyer considers necessary or appropriate for deciding whether to purchase the Note, including information regarding STAF, and Buyer has had an opportunity to ask questions and receive answers from the Company and its officers and directors regarding the business, prospects and financial condition of the Company.

4.7     Buyer agrees not to Transfer the Note or the Payment Shares except pursuant to an effective registration statement under the Securities Act or an exemption from registration. As a further condition to any such Transfer, except in the event that such Transfer is made pursuant to an effective registration statement under the Securities Act, if in the reasonable opinion of counsel to the Company (with respect to the Note) or STAF (with respect to the Payment Shares) any Transfer of the Shares by the contemplated transferee thereof would not be exempt from the registration and prospectus delivery requirements of the Securities Act, the Company may require the contemplated transferee to furnish the Company as applicable, with an investment letter setting forth such information and agreements as may be reasonable requested by the Company to ensure compliance by such transferee with the Securities Act.

4.8     The Company may place a legend or legends on the Note to reflect the restrictions on transfer under applicable law and this Agreement.

4.9     Buyer understands that as a condition to the receipt of the Payment Shares, STAF may require Buyer to execute and deliver to STAF an investment letter containing representations, warranties and agreements similar to those made in this Section 4 so that STAF can permit the Transfer of the Payment Shares from the Company to Buyer without registration under the Securities Act, and Buyer agrees to provide such investment letter to STAF.

5.	Miscellaneous

5.1     Notices. All notices, requests, demands and other communications (collectively, “Notices”) given pursuant to this Agreement shall be in writing, and shall be delivered by personal service, courier, facsimile transmission or by United States first class, registered or certified mail, postage prepaid, addressed to the party at the address set forth on the signature page to this Agreement. Any Notice, other than a Notice sent by registered or certified mail, shall be effective when received; a Notice sent by registered or certified mail, postage prepaid return receipt requested, shall be effective on the earlier of when received or the fifth day following deposit in the United States mails. Any party may from time to time change its address for further Notices hereunder by giving notice to the other party in the manner prescribed in this Section.

5.2     Entire Agreement. This Agreement contains the sole and entire agreement and understanding of the parties with respect to the entire subject matter of this Agreement, and any and all prior discussions, negotiations, commitments and understandings, whether oral or otherwise, related to the subject matter of this Agreement are hereby merged herein.

5.3     Successors. This Agreement shall be binding upon and inure to the benefit of the parties to this Agreement and their respective successors, heirs and personal representatives.

5.4     Waiver and Amendment. No provision of this Agreement may be waived unless in writing signed by all the parties to this Agreement, and waiver of any one provision of this Agreement shall not be deemed to be a waiver of any other provision. This Agreement may be amended only by a written agreement executed by all of the parties to this Agreement.

5.5     Governing Law. This Agreement shall be construed in accordance with the laws of the State of Nevada without giving effect to the principles of conflicts of law thereof.

5.6     Captions. The various captions of this Agreement are for reference only and shall not be considered or referred to in resolving questions of interpretation of this Agreement.

5.7     Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by email delivery of a “pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “pdf” signature page were an original thereof.

IN WITNESS WHEREOF, the Company and the Buyer have duly executed this Note Purchase Agreement as of the day and year first above written.

Staffing 360° Solutions, Inc.	Buyer:

By:
Signature

Name: Alfonso J. Cervantes
Printed
Its: President

Signature

Printed

EXHIBIT A

Staffing 360° Solutions, Inc.

Accredited Investor Certification

(Initial the appropriate boxes)

The Purchaser represents and warrants that it, he or she is an “accredited investor” based upon the satisfaction of one or more of the following criteria (see certain definitions below):

1.	he or she is a natural person who has a net worth (see definition below) or joint net worth with his or her spouse in excess of $1,000,000 at the time of his or her purchase; or
2.	he or she is a natural person who had an individual income in excess of $200,000 in each of the two most recent years or a joint income with his or her spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year: or
3.	it is either (a) a bank as defined in Section 3(a)(2) of the Securities Act or a savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act, whether acting in its individual or fiduciary capacity, (b) a broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, (c) an insurance company as defined in Section 2(13) of the Securities Act (d) an investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of such act (e) a small business investment company licensed by the United States Small Business Administration under Section 301(c) or (d) of the Small Business investment Act of 1958, (f) a plan established and maintained by a state or its political subdivisions or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees, if such plan has total assets in excess of $5,000,000 or (g) an employee benefit plan within the meaning Title I of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary as defined in Section 3(21) of such act which plan fiduciary is a bank, savings and loan association an insurance company or a registered investment advisor, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons who otherwise meet these suitability standards; or
4.	it is a private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940; or
5.	it is an organization described in Section 501(c)(3)of the Internal Revenue Code of 1986, as amended, a corporation, a Massachusetts or similar business trust or a partnership not formed for the specific purpose of acquiring the Shares offered hereby, with total assets in excess of $5,000,000; or

6.	it is a trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Shares, whose purchase is directed by a sophisticated person who has such knowledge and experience in financial and business matters that he or she is capable of evaluating the merits and risks of the prospective investment; or
7.	it is a corporation, partnership or other entity (see below), and each and every equity owner of such entity initials a separate Accredited Investor Certification pursuant to which it, he or she certifies that it, he or she meets the qualifications set forth in either (1), (2), (3), (4), (5) or (6) above.

As used in (1) above, the term “net worth” means the excess of total assets over total liabilities excluding from this calculation the value of such individual’s primary residence and the amount of any indebtedness secured by that primary residence (up to the fair value of the residence); the amount of any indebtedness secured by such individual’s primary residence in excess of the fair value of the residence must be included in total liabilities.

In determining income, an investor should add to his or her adjusted gross income any amounts attributable to tax-exempt income received, losses claimed as a limited partner in any limited partnership deductions claimed for depletion contributions to an IRA or Keogh retirement plan, alimony payments and any amount by which income from long-term capital gains has been reduced in arriving at adjusted gross income.

As used in (7) above, the term “entity” includes:

▪	an IRA whose equity owner is an accredited investor under (1), (2), (3), (4), (5) or (6) above;

▪	a revocable trust (also commonly known as family or living trust) established to facilitate the distribution of the estate of the settlors (grantors), provided that (A) such trust may be revoked or amended at any time by the settlors (grantors); (B) all tax benefits of investments made by such trust pass through to the settlors (grantors) individually; and (C) all the settlors (grantors) are accredited investors under (1), (2), (3), (4), (5) or (6) above; and

▪	an employee benefit plan within the meaning of ERISA which is self directed and provides for segregated accounts and with respect to which investment decisions are being made by a plan participant who is an accredited investor under (1), (2), (3), (4), (5) or (6) above.

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